UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

March 1, 2018

Date of Report (Date of Earliest event reported)

SHARING SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-205310	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Coit Road, Suite 100, Plano, TX 75075
(Address of principal executive offices)

Registrant's telephone number, including area code:	714-203-6717

___________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company    [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Explanatory Note

This Amended Current Report on Form 8-K/A is being filed to include the Executive Employment Agreement referred to in Item 5.02(e) as Exhibit 1.1 and an Addendum to Executive Employment Agreement as Exhibit 1.2.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)

Not applicable.

(b)

On March 1, 2018, Jordan Brock, President and Chief Executive Officer of Sharing Services, Inc. (the “Company”) resigned as President and Chief Executive Officer.  On the same date, Mr. Brock was appointed to the position of Vice President of the Company.  He remains a director of the Company.

(c)

On March 1, 2018, the Board of Directors of appointed John (“JT”) Thatch to the position of President, Chief Executive Officer, and a director of the Company.

John (“JT”) Thatch – Chief Executive Officer

John “JT” Thatch, 55, is an accomplished, energetic, entrepreneur minded Executive who has the vision and knowledge to create growth and shareholder value any organization. Mr. Thatch has successful started, owned and operated several sized businesses in various industries that include service companies, retail, wholesale, education, finance, real estate management and technology. In the year, 2000, Mr. Thatch successfully merged a technology company into a company that was a publicly traded entity and became CEO of the company for over five years.  That company currently trades on the NASDAQ stock exchange under the name CUI Global. He has worked in the public sector serving as a consultant and interim CEO of two other public companies, Dtomi and Innova Pure Water, advising their Board of Directors on growth strategies and organizational structure. Mr. Thatch engaged back into the private sector in 2009 for seven years as CEO for Universal Education and has been the Managing Member of Superior Wine and Spirits from 2016 to present.

Mr. Thatch has no family relationship with any of the Company’s directors or any other executive officer.

Mr. Thatch has had no transactions with a related person during the last fiscal year nor during the interim period to date hereof.

(d)

Not applicable.

(e)

In connection with the appointment of Mr. Thatch as President and Chief Executive Officer, he entered into an Executive Employment Agreement (the “Employment Agreement”) with the Company.   Pursuant to the terms of the Employment, Mr. Thatch is entitled to receive a base salary of $20,000 per month.  In addition, effective March 1, 2018, the Company shall issue to Mr. Thatch a warrant to purchase up to 5,000,000 shares of the Company’s Series A Preferred Stock at a price equivalent to par value, $0.0001 per share, which shall vest immediately.  At January 1, 2019, Mr. Thatch shall be issued an additional warrant to purchase up to 10% of the total issued and outstanding shares of the Company’s Common Stock – Class A, Series A Preferred Stock, and Series C Preferred Stock, at a price equivalent to par value, $0.0001 per share.  An Addendum to Executive Employment Agreement (the “Addendum”) was entered into by the parties on March 27, 2018 to clarify the provisions of Section 3.3(a) of the Employment Agreement. The foregoing descriptions of the Employment Agreement and the Addendum are summaries only and are qualified in their entirety by the full texts of the Employment Agreement and the Addendum, which are filed as Exhibit 1.1 and Exhibit 1.2 hereto, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit	Location
1.1	Executive Employment Agreement dated February 28, 2018 by and between Sharing Services, Inc. and John Thatch.	Provided herewith
1.2	Addendum to Executive Employment Agreement dated March 27, 2018 by and between Sharing Services, Inc. and John Thatch.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amended Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2018 SHARING SERVICES, INC. By: /s/ John Thatch Name: John Thatch Title: President and Chief Executive Officer